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                                               Exhibit 23(d)


           [Letterhead of Clark, Thomas & Winters]



                             CONSENT


     We consent to the reference to our firm under the heading "Experts" in the Quarterly Report on Form 10-Q being filed on or about the date hereof of by Entergy Corporation, Arkansas Power and Light Company, Gulf States Utilities Company, Louisiana Power & Light Company, New Orleans Public Service Inc., and System Energy Resources, Inc. We further consent to the incorporation by reference in the registration statements of GSU on Form S-3 and Form S-8 (File Numbers 2-76551, 2-98011, 33-49739, and 33-
51181) of such reference and Statements of Legal Conclusions.



                              /s/CLARK, THOMAS & WINTERS

                              CLARK, THOMAS & WINTERS
                              A Professional Corporation

Austin, Texas
May 10, 1994